UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 14, 2015

AMERIANA BANCORP
(Exact name of registrant as specified in charter)

Indiana	0-18392	35-1782688
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2118 Bundy Avenue, New Castle, Indiana 47263-1048
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (765) 529-2230

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07    Submission of Matters to a Vote of Security Holders

(a)           The annual meeting of the shareholders of Ameriana Bancorp was held on May 14, 2015.

(b)           The matters considered and voted on by the shareholders at the annual meeting and the vote of the shareholders were as follows:

1.           The following individuals were elected as directors, each for a three-year term, by the following vote:

Name	Shares Voted For	Votes Withheld

Michael E. Bosway	1,215,133	716,217
Jennifer P. Bott	1,097,413	833,937
R. Scott Hayes	1,109,028	822,322
Michael E. Kent	1,220,590	710,760
There were 638,738 broker non-votes in the election of directors.

2.           The appointment of BKD llp as independent registered public accounting firm for the fiscal year ending December 31, 2015 was ratified by the shareholders by the following vote:

Shares Voted For	Shares Voted Against	Abstentions
2,562,002	7,601	485

There were no broker non-votes on the proposal.

3.           The vote on the non-binding resolution on the compensation of the named executive officers was approved by the shareholders by the following vote:

Shares Voted For	Shares Voted Against	Abstentions
1,472,892	434,806	23,652

There were 638,738 broker non-votes on the proposal.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERIANA BANCORP

Date: May 15, 2015	By:	/s/ Jerome J. Gassen
Jerome J. Gassen
President and Chief Executive Officer